EXHIBIT 99.1 – Press release

For Release Before Market Opens
October 7, 2010

Peoples Educational Holdings, Inc. Reports First Quarter Results

Saddle Brook, New Jersey, October 7, 2010 – Peoples Educational Holdings, Inc. (NASDAQ: PEDH), a leading provider of supplemental educational material for the K-12 school market, today announced  financial results for the three months ended August 31, 2010.

Net revenue for the quarter was $13.1 million, a decrease of 10.9% from the same period in the prior year.  Revenue from the Test Preparation, Assessment and Instruction product group was $5.1 million, compared to $6.3 million in the prior year. College Preparation product group revenue for the period was $7.2 million, a year-over-year decline of $444,000 and Literacy revenue was $850,000 compared to $861,000 in the prior year.  Net income for the quarter was $1.1 million, compared to $1.5 million in the prior year.  Basic and diluted net income per share was $0.24, compared to $0.33 in the prior year.

Non-GAAP net income, which excludes non-recurring costs and adjusts for the difference between prepublication expenditures and amortization, for the current period was $940,000, or $0.21 per share, compared to $1.9 million or $0.42 per share in the prior year (see Exhibit 1). The $0.9 million fluctuation from the prior year is a result of the difference in net income between the two periods and the $0.8 million year-over-year increase in prepublication costs (product development) expenditures, as a result of the timing of our development schedule.  We anticipate the full-year product development expenditures to be in line with the prior year expenditures of $4.8 million.

Free cash flow (cash provided by operating activities reduced by expenditures for prepublication costs, equipment and intangibles, see Exhibit 2) was $2.9 million, a decline of $0.9 million from the prior year due primarily to the increase in prepublication costs expenditures as discussed above.

Financial Highlights for the Three Months Ended August 31, 2010

•	Free cash flow for the quarter continues to be strong at $2.9 million.
•	Gross profit as a percentage of revenue decreased slightly from 40.2% to 39.5% due to revenue mix.
•	Amortization of prepublication costs decreased by 7.6% on a year-over-year basis.
•	General and administrative expenses declined 4.1% from the prior year to $1.2 million.
•	Bank debt declined by $2.3 million on a year-over-year basis.

Business Outlook – Guidance Reiterated

Brian T. Beckwith, President and CEO, commented, “Although our operating results were lower than the prior year, they were in line with our expectations as the K-12 supplemental market continues to be impacted by state and local budget cuts. We continue to manage our operating expenses while continuing to invest heavily in product offerings with an emphasis on the continued rollout of our online product, the ePath Knowledge Suite, and new products aligned to the Common Core State Standards.”

“Based on our first quarter results and our forecast for the balance of the year, we are reaffirming our previous guidance.  We expect revenue to be between $35 million and $37 million, net income of $0.5 million to $0.8 million, or $0.11 to $0.18 per basic share, Non-GAAP net income to be between $0.9 million and $1.2 million or $0.20 to $0.27 per basic share, and positive free cash flow to range between $2.5 million to $3.5 million.”

Use of Non-GAAP Financial Measures

Some of the measures in this press release are Non-GAAP financial measures within the meaning of SEC Regulation G.  We believe that presenting Non-GAAP net income and Non-GAAP earnings per share and Free Cash Flow are useful to investors because they describe our operating performance and help gauge our ability to generate cash flow.  We use these Non-GAAP measures as important indicators of our past performance and to plan and forecast performance in future periods.  The Non-GAAP financial information presented may not be comparable to similarly titled financial measures used by other companies, and investors should not consider Non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

Conference Call

We have scheduled a conference call today, October 7, 2010, at 11:00 A.M. Eastern Time. The call will be hosted by Brian Beckwith, President and Chief Executive Officer and Michael DeMarco, Executive Vice President and Chief Financial Officer.  A slide presentation highlighting points discussed in our conference call will also be available prior to the conference call through the investor relations section of our web site at www.peopleseducation.com.

About Peoples Educational Holdings, Inc.

Peoples Educational Holdings, Inc. is a publisher and marketer of print and digital educational materials for the K-12 school market. The Company focuses its efforts in three market areas:

Test Preparation, Assessment, and Instruction

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Test Preparation and Assessment: We create and sell state-customized, print and digital, test preparation and assessment materials that help teachers prepare students for success in school and for required state proficiency tests for grades 1-12.

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Instruction: We produce and sell proprietary state-customized print worktexts and print and web-based delivered assessments for grades 1-8.  These products provide students with in-depth instruction and practice in reading, language arts, and mathematics.  In addition, our backlist remedial and multicultural products are included in this group.

Literacy

•
We distribute for three publishers, on an exclusive basis in the United States, supplemental literacy materials for grades K-8.  These materials include an extensive selection of leveled reading materials, high interest engaging resources for striving readers, series that integrate reading, science and social studies, and selections and strategies for students who are in the process of learning English.

College Preparation

•
We distribute and publish instructional materials that meet the required academic standards for high school honors, college preparation, and Advanced Placement courses. We are the exclusive high school distributor for two major college publishers.  We also publish our own proprietary college preparation supplements and ancillary materials.

Forward-Looking Statements

This press release contains forward-looking statements (as defined in section 21E of the Securities Exchange Act of 1934) regarding the Company and its markets. These forward-looking statements involve a number of risks and uncertainties, including (1) changes in demand from customers, (2) changes in product or customer mix or revenues and in the level of operating expenses, (3) rapidly changing technologies and the Company's ability to respond thereto, (4) the impact of competitive products and pricing, (5) federal, state and local levels of educational spending, (6) the Company’s ability to retain qualified personnel, (7) the Company’s ability to retain its distribution agreements in the College Preparation and Literacy markets, (8) the sufficiency of the Company’s copyright protection, and (9) the Company’s ability to continue to rely on the services of a third-party warehouse, and other factors as discussed in the Company’s filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

Contacts:

Peoples Education, Inc., Saddle Brook, NJ 07663
Investor Contact: James Kautz
Phone: 888-654-5318
Press Contact: Victoria Kiely
Phone: 201-712-0090 ext. 215
investorrelations@peoplesed.com

PEOPLES EDUCATIONAL HOLDINGS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands-Except Share Data)	UNAUDITED		UNAUDITED
	August 31, 2010	May 31, 2010	August 31, 2009
ASSETS

Current Assets
Cash and Cash Equivalents	$209	$110	$102
Accounts Receivable Net of Allow ances for
Doubtful Accounts and Returns	5,728	2,990	6,531
Inventory, Net	3,565	3,591	3,887
Prepaid Expenses and Other	309	264	355
Prepaid Marketing Expenses	788	642	878
Deferred Income Taxes	692	833	827
Total Current Assets	11,291	8,430	12,580

Equipment - At Cost, Less Accumulated Depreciation
of $2,486, $2,444 and $2,301, respectively	236	249	347

Other Assets
Deferred Prepublication Costs, Net	13,064	12,864	12,800
Deferred Income Taxes	-	477	412
Trademarks, Net	224	189	185
Prepaid Expenses and Other	149	167	250
Total Other Assets	13,437	13,697	13,647

Total Assets	$24,964	$22,376	$26,574

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Current Maturities of Long Term Obligations	$2,000	$2,000	$2,023
Accounts Payable	8,857	4,904	7,829
Accrued Compensation	346	153	326
Other Accrued Expenses	585	527	1,040
Deferred Revenue	441	404	259
Total Current Liabilities	12,229	7,988	11,477

Long Term Obligations, Less Current Maturities	5,845	8,584	8,122

Total Liabilities	18,074	16,572	19,599

Commitments and Contingencies

Stockholders' Equity

Preferred Stock, authorized 1,500,000 shares; none issued	-	-	-
Common Stock, $0.02 par value; authorized 8,500,000 shares;
issued: 4,481,434, as of August 31, 2010 and 4,478,434
shares as of May 31, 2010 and August 31, 2009	90	90	90
Additional Paid In Capital	8,154	8,120	8,080
Accumulated Deficit	(1,290)	(2,342)	(1,131)
Treasury Stock - 16,232 shares, at cost	(64)	(64)	(64)
Total Stockholders' Equity	6,890	5,804	6,975

Total Liabilities and Stockholders' Equity	$24,964	$22,376	$26,574

PEOPLES EDUCATIONAL HOLDINGS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Thousands, Except Per Share Data)
	Three Months Ended
	August 31,
	2010	2009
Revenue, Net	$13,148	$14,749

Cost of Revenue
Direct Costs	6,666	7,413
Prepublication Cost Amortization	1,294	1,400
Total	7,960	8,813

Gross Profit	5,188	5,936

Selling, General and Administrative Expenses	3,409	3,511

Income from Operations	1,779	2,425

Other Expenses, Net	8	10
Interest Expense	101	94

Income Before Income Taxes	1,670	2,321

Income Tax Expense	618	859

Net Income	$1,052	$1,462

Net Income per Common Share:
Basic and Diluted	$0.24	$0.33

Weighted-average Number of
Common Shares Outstanding:
Basic and Diluted	4,464	4,462

PEOPLES EDUCATIONAL HOLDINGS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Thousands)	Three Months Ended
	August 31,
	2010	2009
Cash Flow s From Operating Activities
Net Income	$1,052	$1,462
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities
Depreciation	42	60
Amortization of Prepublication Costs and Intangible Assets	1,301	1,403
Stock-Based Compensation	30	20
Market Value Adjustment of Interest Rate Sw ap	23	(39)
Deferred Income Taxes	618	859
Changes in Assets and Liabilities
Accounts Receivable	(2,738)	(3,689)
Inventory	26	332
Prepaid Expenses and Other	(27)	(9)
Prepaid Marketing Expenses	(146)	(16)
Accounts Payable and Accrued Expenses	4,204	4,172
Deferred Revenue	37	(19)
Net Cash Provided By Operating Activities	4,422	4,536

Cash Flow s From Investing Activities
Purchases of Equipment	(29)	(20)
Expenditures for Intangibles	(42)	(18)
Expenditures for Prepublication Costs	(1,494)	(734)
Net Cash Used In Investing Activities	(1,565)	(772)

Cash Flow s From Financing Activities
Net Payments Under Line of Credit	(2,262)	(3,193)
Exercise of Stock Options	4	-
Principal Payments On Long-Term Debt	(500)	(511)
Net Cash Used In Financing Activities	(2,758)	(3,704)

Net Increase in Cash and Cash Equivalents	99	60

Cash and Cash Equivalents
Beginning of Period	110	42
End of Period	$209	$102

Supplemental Cash Flow Information
Cash Payments for:
Interest	$66	$139

Exhibit 1

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(In Thousands - Except Share Data)
	Three Months Ended
	8/31/2010	8/31/2009
Net Income	$1,052	$1,462
Amortization of Prepublications Costs	1,294	1,400
Cash Expenditures for Prepublication Costs	(1,494)	(734)
Market Value Adjustment of Interest Rate Sw ap	23	(39)
Adjusted Income Tax Benefit	65	(232)
Non-GAAP Net Income	$940	$1,857

Basic Weighted Shares Outstanding	4,464	4,462

Non-GAAP Earnings Per Share	$0.21	$0.42
Exhibit 2

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(In Thousands)
	Three Months Ended
	8/31/2010	8/31/2009
Net Cash Provided By Operating Activities	$4,422	$4,536
Cash Expenditures for Equipment and Intangibles	(71)	(38)
Cash Expenditures for Prepublication Costs	(1,494)	(734)
Free Cash Flow	$2,857	$3,764